UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2010

ECOBLU PRODUCTS, INC.
(Exact name of registrant as specified in its Charter)

Colorado	333-145659	20-8677788
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

909 West Vista Way, Vista, California 92083
(Address of principal executive offices)

(303) 738-8994
(Registrant’s telephone number, including area code)

 (Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 26, 2010, EcoBlu Products, Inc. (OTC Bulletin Board: ECOB) (the "Company"), an environmentally friendly wood manufacturer, entered into a definitive purchase agreement with accredited investors to place Senior Secured Convertible Notes (the “Notes”) due March 26, 2011 totaling $1.5 million in gross proceeds before fees and expenses (the “Transaction”).  The Transaction closed simultaneously with the execution of such purchase agreement (the “Closing Date”).  The net proceeds of the financing will be used to buy inventory, including lumber and chemical concentrates, for product development, testing and laboratory equipment and for general and administrative purposes.

The Notes will bear interest at an annual rate of 8% payable quarterly.  At the Company's option, the interest can be paid in either cash or, subject to the satisfaction of certain customary conditions, registered shares of the Company’s common stock, $0.001 par value, (the “Common Stock”).  The holders, however, may convert the Notes into shares of Common Stock at a conversion price of $0.40 at any time which upon full conversion of the Notes would result in the issuance of 3,750,000 shares of Common Stock.  Beginning June 26, 2010, the Notes will amortize in ten monthly installments.  The amortization payments can be made in, at the Company’s option, either cash or, subject to the satisfaction of certain customary conditions, registered shares of common stock.

In connection with the issuance of the Notes, the Company issued Series A Warrants to purchase fully paid and nonassessable shares of the Company's Common Stock, Series B Warrants to purchase fully paid and nonassessable shares of the Company's Common Stock, Series C Warrants to purchase fully paid and nonassessable shares of the Company's Common Stock, Series D Warrants to purchase fully paid and nonassessable shares of the Company's Common Stock, Series E Warrants to purchase fully paid and nonassessable shares of the Company's Common Stock, Series F Warrants to purchase fully paid and nonassessable shares of the Company's Common Stock, and Series G Warrants to purchase fully paid and nonassessable shares of the Company's Common Stock (the Series A, Series B, Series C, Series D, Series E, Series F and Series G Warrants are referred to herein as the “Warrants”).  The initial exercise price of the Series A Warrants is the same as the initial conversion price under the Notes ($0.40 per share) and such warrants are exercisable into 3,750,000 shares of Common Stock in the aggregate.  The initial exercise price of the Series B Warrants is $0.50 per share (which is 125% of the initial conversion price under the Notes) and such warrants are exercisable into 3,750,000 shares of Common Stock in the aggregate.  The initial exercise price of the Series C Warrants is $0.60 per share (which is 150% of the initial conversion price under the Notes) and such warrants are exercisable into 3,750,000 shares of Common Stock.  The initial exercise price of the Series D Warrants is the same as the initial conversion price under the Notes ($0.40 per share) and such warrants are exercisable into 3,750,000 shares of Common Stock in the aggregate.  The initial exercise price of the Series E Warrants is the same as the initial conversion price under the Notes ($0.40 per share) and such warrants are exercisable into 3,750,000 shares of Common Stock in the aggregate.  The initial exercise price of the Series F Warrants is $0.50 per share (which is 125% of the initial conversion price under the Notes) and such warrants are exercisable into 3,750,000 shares of Common Stock in the aggregate.  The initial exercise price of the Series G Warrants is $0.60 per share (which is 150% of the initial conversion price under the Notes) and such warrants are exercisable into 3,750,000 shares of Common Stock in the aggregate.  The Notes and each series of the Warrants contain full-ratchet and other customary anti-dilution protections.

The Company also entered into a Security Agreement to secure payment and performance of the Company's obligations under the Notes pursuant to which the Company granted the investors a security interest in all of its assets.

The Company also executed a Registration Rights Agreement pursuant to which the Company is required to file a registration statement within 30 days of the Closing Date, and the Company will use its reasonable best efforts to cause the registration statement to be declared effective within 90 days of the Closing Date (120 days in the event the SEC reviews the registration statement).

In addition, the Company engaged a placement agent with respect to the Transaction.  Accordingly, as consideration for the placement agent’s services, the placement agent received compensation equal to 7% of the aggregate amount raised in the form of the Notes in the aggregate amount of $105,000 with a voluntary conversion price of $0.40 which can be converted into 262,500 shares of Common Stock, and 3% of the number of Warrants issued to the investors in the Transaction which equals 112,500 Series A Warrants at an exercise price of $0.40, 112,500 Series B Warrants at an exercise price of $0.50, 112,500 Series C Warrants at an exercise price of $0.60, 112,500 Series D Warrants at an exercise price of $0.40, 112,500 Series E Warrants at an exercise price of $0.40, 112,500 Series F Warrants at an exercise price of $0.50 and 112,500 Series G Warrants at an exercise price of $0.60.  In addition, we agreed to issue the placement agent 100,000 shares of Common Stock.  The placement agent shall also be entitled to compensation equal to 7% for any gross proceeds the Company receives from the exercise of any of the Warrants.

Item 3.02                      Unregistered Sales of Equity Securities

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02.  The Notes and the Warrants were issued in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated under the Act.  These transactions qualified for exemption from registration because among other things, the transactions did not involve a public offering, each investor was an accredited investor and/or qualified institutional buyer, each investor had access to information about the Company and their investment, each investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

 Item 7.01                      Regulation FD Disclosure.

On March 29, 2010, the Company issued a press release entitled “Ecoblu Products, Inc. (ECOB) Executes a Securities Purchase Agreement that Provides $1.5 million in Convertible Debt Financing.”  A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Item 9.01                      Financial Statements and Exhibits.

Exhibits.

10.1	Securities Purchase Agreement dated March 26, 2010
10.2	Form of Senior Secured Convertible Note
10.3	Form of Security Agreement
10.4	Form of Registration Rights Agreement
10.5	Form of Series A Warrant
10.6	Form of Series B Warrant
10.7	Form of Series C Warrant
10.8	Form of Series D Warrant
10.9	Form of Series E Warrant
10.10	Form of Series F Warrant
10.11	Form of Series G Warrant
99.1	Press Release entitled “EcoBlu Products, Inc. (ECOB) Executes a Securities Purchase Agreement that Provides $1.5MM in Convertible Debt Financing” dated March 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EcoBlu Products, Inc.
(Registrant)

Date: March 29, 2010	By:	/s/ Steve Conboy
Steve Conboy
Chief Executive Officer and President